Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated November 24, 2021 (February 17, 2022, as to the effects of the issuance of bonus shares described in Note 1b), relating to the financial statements of Jeffs' Brands Ltd. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

February 17, 2022